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                                                                   Exhibit 10(c)
                              SCOTT PAPER COMPANY
                      DIRECTORS' RETIREMENT BENEFIT PLAN


                            Section 1.  Definitions
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The following words and terms shall have the indicated meanings wherever they appear in the Plan:

1.1  "Board of Directors" shall mean the Board of Directors of the Company.

1.2  "Committee" shall mean the Nominating Committee of the Board of Directors.

1.3  "Company" shall mean Scott Paper Company.

1.4 "Director" shall mean a member of the Board of Directors on or after the Effective Date but shall exclude any Director who has been a Company employee and is eligible for pension benefits under any other Company retirement plan.

1.5 "Disability" shall mean any injury or illness which, in the opinion of a duly licensed physician acceptable to the Company, renders it impossible for a Director to continue to perform his or her duties as a member of the Board of Directors and is expected to be of long, continued and indefinite duration.

1.6 "Effective Date" shall mean the date on which the Plan is adopted by the Board of Directors.

1.7 "Period of Service" shall mean the period that begins on the date a Director is elected to the Board of Directors and ends on the date of termination of membership on the Board of Directors. There shall be excluded from Period of Service any period during which a Director was concurrently an employee of the Company. A Director may have one or more Periods of Service on the Board of Directors in which case the aggregate of such Periods shall constitute the Period of Service.

1.8 "Plan" shall mean the Scott Paper Company Directors' Retirement Benefit Plan as set forth herein, or as it may be amended from time to time by the Board of Directors.

1.9 "Retirement Benefit" means the annual benefit to which a Director may become entitled pursuant to Section 3. Such benefit shall be payable in cash in equal monthly payments for the lesser of (a) 15 years or (b) the Period of Service (prorated for any period less than a month).
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1.10 "Secretary" shall mean the Secretary of the Company who shall have responsibility for those functions assigned under the Plan.

1.11 "Vested Director" shall mean a Director whose Period of Service includes 5 years.

                     Section 2. Eligibility Requirements
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2.1 Each Director who, after the Effective Date, (a) retires from the Board of
Directors or becomes subject to a Disability and (b) is a Vested Director shall be eligible to participate in the Plan. No Retirement Benefit shall be payable to a Director who, after the termination of his or her services as such, shall have rendered services as a director, employee, officer or consultant to a company in a line of business in which the Company competed prior to the termination of his or her services as a Director unless the Company has given its written consent thereto.

                              Section 3. Benefits
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3.1  Each Director who meets the eligibility requirements of the Plan shall be entitled to receive an annual Retirement Benefit equal to the annual retainer paid to such Director (exclusive of any retainers paid for service on, or as chairpersons of, Standing Committees of the Board of Directors) immediately prior to his or her retirement from the Board of Directors or his or her Disability. Such Retirement Benefit shall be paid, commencing on the later of
(a) the first day of the month following his or her sixtieth birthday or the month in which the Director retires, whichever is later or (b) at the election of the Director, on the first day of such other month and year following his or her retirement as has been previously designated in writing by the Director . To be effective, such an election must be delivered to the Secretary after the Effective Date and a minimum of thirteen (13) months prior to the Director's retirement. If an election has not been made or is ineffective, payment shall commence as provided in (a) herein. Upon application, the Committee may approve immediately commencing payment of any Retirement Benefit to a Director who becomes subject to a Disability but is otherwise eligible to receive such Retirement Benefit.

3.2 In the event a Director dies (a) after becoming a Vested Director but having not yet received any Retirement Benefit or (b) after having received some but not all of the Retirement Benefit to which he or she is entitled under the Plan, the balance of the Retirement Benefit to which he or she is entitled under the Plan shall be paid monthly to the beneficiary previously designated by the Director in a notice delivered to the Secretary. If a beneficiary has not been designated or predeceases the Director, the balance of the Retirement Benefit shall be paid monthly to the Director's estate. Upon receipt of an application therefor from
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the beneficiary or the duly appointed Administrator or Executor of such estate, the Committee may, in its discretion, direct that the net present value (as determined by the Committee) of any such balance be paid or delivered to the beneficiary or the estate, as the case may be, in a lump sum at such time as is specified by the Committee.

                         Section 4.  Change of Control
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4.1  In the event of a Change of Control of the Company, the Company shall pay all of the legal fees and expenses reasonably incurred by a Director or such Director's beneficiary (or by any legal defense trust created by the Company) to enforce his or her rights under the Plan, as in effect immediately before such Change of Control. The Company shall pay such fees and expenses promptly after bills therefor are submitted from time to time by attorneys representing the claimant. However, the Company will not be obligated to pay such fees and expenses if it proves in a court of law that the claim is not well grounded in fact and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law. In any such proceeding, the burden of proof shall be on the Company. Notwithstanding anything else contained in the Plan, the rights of Directors and their beneficiaries under this section shall survive amendment of this section, as well as termination of the plan, after a Change of Control, regardless of whether such rights arise before or after the date of the amendment or termination.

4.2  "Change of Control" shall mean the first to occur of the following events:

     (a) Any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company or any entity controlled by the Company (including an employee plan established primarily for the benefit of the Company employees or employees of any entity controlled by the Company), acquires beneficial ownership of, or, acting alone or in concert with others, acquires voting power over voting shares of the Company that would entitle the holders thereof to cast at least (i) 30% of the votes that all shareholders would be entitled to cast in an election of Directors of the Company, or (ii) such lesser percentage (but not less than 20%) of such votes as may at the time of such acquisition be set forth in the definition of "controlling person or group" contained in Section 910B(1) of the Pennsylvania Business Corporation Law, as it may be amended from time to time, or any successor provision thereof; or

     (b) At any time within any period of two consecutive years, persons who (i) at the beginning of such period constitute the Board of Directors, or (ii) become Directors after the beginning of such period and whose election, or nomination for election by the







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     shareholders of the Company, was approved by a vote of at least two-thirds of the persons who were Directors at the beginning of such period, cease for any reason to constitute at least a minority of such Board of Directors; provided that any person who ceases to be a Director by reason of death or disability shall be excluded from the numerator and the denominator of all calculations hereunder.

                              Section 5.  General
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5.1  The right of any Director, beneficiary or estate to receive payment or delivery of any unpaid balance of any Retirement Benefit shall be an unsecured claim against the general assets of the Company.

5.2 During a Director's lifetime, any payment under the Plan shall be made only to him or her. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Director or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Director or beneficiary entitled thereto.

5.3 Except as otherwise provided herein, the Plan shall be administered by the Committee which shall have authority, subject to the express provisions of the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to interpret, construe and implement the provisions of the Plan.

5.4 The Plan may at any time or from time to time be amended, modified, or terminated by the Board of Directors, provided that no amendment, modification or termination shall adversely affect a Vested Director's Retirement Benefit accrued as of the date of such action.

5.5 The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the Commonwealth of Pennsylvania. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

5.6 The creation and maintenance of the Plan shall give no further rights to any Director to continue as a member of the Board of Directors or otherwise beyond those which are inherent in such Director's election as a member of the Board of Directors.

5.7 There shall be no further accrual of benefits under the Plan after July 19, 1994 without, however, affecting any Vested Director's Retirement Benefit accrued to such date.

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                              SCOTT PAPER COMPANY
                      DIRECTORS' RETIREMENT BENEFIT PLAN

                                  Notice Form
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     1.  I understand that, pursuant to the terms of the Scott Paper Company
Directors' Retirement Benefit Plan, the payment of any Retirement Benefit for which I am eligible under the Plan would commence on the later of the first day of the month following termination of my services as a Director or my attainment of age 60. However, I would prefer an even later date and hereby elect to have the payment of such Retirement Benefit commence on the first day
of                in the year       .
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     2.  I hereby designate the following as my beneficiary to whom payment is to be made of the balance of my Retirement Benefit, if any, in the event I die before receiving the entire balance:



                          ---------------------------
                                     Name



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                                    Address

     I understand that my use of this Notice Form with respect to either or both of the above items shall supersede any prior election I have made with respect to such item or items, as the case may be. I also understand that my election with respect to the first item may be ineffective if not made more than thirteen
(13) months prior to the termination of my services as a Director.



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     Date                                                Signature


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                                                       Printed Name


Received by the Secretary of Scott Paper Company:

By:
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Date:
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